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                                                                   EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT


Board of Directors
Brake Headquarters U.S.A., Inc.

We consent to the incorporation by reference in Registration Statement No. 333-12821 on Form S-8 and Registration Statement No. 333-44615 on Form S-3 of Brake Headquarters U.S.A., Inc. of our report dated March 20, 1999, appearing in this Annual Report on Form 10-K of Brake Headquarters U.S.A., Inc. for the year ended December 31, 1997.


DELOITTE & TOUCHE, LLP

Stamford, Connecticut
April 14, 1998



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